UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
239-301-7000
(Address of principal executive offices, including zip code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	HTZWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2026, Hertz Global Holdings, Inc. (the “Company”), in connection with settlement of the Cascia v. Farmer, et al. litigation, entered into an amended and restated voting agreement (the “A&R Voting Agreement”) with CK Amarillo LP (“CK Amarillo”), which amends and restates the voting agreement, dated March 24, 2025, by and between the Company and CK Amarillo. Under the A&R Voting Agreement, CK Amarillo agreed, on each matter brought to a vote at any annual or special meeting of the Company’s stockholders and in connection with any action proposed to be taken by consent of the Company’s stockholders in lieu of a meeting, to vote all shares of common stock and any bonds, debentures, notes or other indebtedness or instruments or any other shares of capital stock or voting or equity securities of or ownership interests in the Company that have the right to vote on such matter (together with the common stock, the “Voting Securities”) beneficially owned by CK Amarillo that, together with the Voting Securities held by any CK Amarillo affiliate, exceed 45% of the total voting power of all of the outstanding Voting Securities (the “Excess Voting Securities”), in the same proportion as all other votes cast by stockholders or effective consents duly executed and delivered by stockholders, determined (i) without taking into consideration any Voting Securities that are not voted or with respect to which a “broker non-vote” is exercised or registered and (ii) without inclusion of votes cast by CK Amarillo or any CK Amarillo affiliate. Any Voting Securities that are not Excess Voting Securities may be voted at the discretion of CK Amarillo. Additionally, the Company and CK Amarillo added a sale of control provision where if CK Amarillo sells 50% or more of the total outstanding shares of common stock of the Company to a third-party purchaser, subject to certain exceptions and if the sale price is above the Market Price (as defined in the A&R Voting Agreement), then CK Amarillo is required to deliver to the holders of common stock of the Company an amount equal to (i) one minus the percentage (expressed as a decimal) of the outstanding shares sold by CK Amarillo, multiplied by (ii) the amount by which the purchase price exceeds the Market Price on a per share basis, multiplied by (iii) the number of shares of common stock of the Company sold. The A&R Voting Agreement will terminate per its terms at such time that (i) CK Amarillo and any CK Amarillo affiliate, collectively, cease to beneficially own 45% or more of the Voting Securities then outstanding and (ii) at the earlier to occur of: (a) the Company has expended all funds authorized on the stock repurchase programs authorized by the Company’s Board of Directors in 2021 and 2022 (the “Repurchase Programs”) or (b) the Company has terminated the Repurchase Programs. The foregoing description of the A&R Voting Agreement does not comport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the A&R Voting Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Amended and Restated Voting Agreement, dated as of August 20, 2026, by and between Hertz Global Holdings, Inc. and CK Amarillo LP.
104.1	Cover page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

Date: August 20, 2026	By:	/s/ Piero Bussani
	Name:	Piero Bussani
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary